UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 30, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2015, Yuma Exploration and Production Company, Inc. (“Yuma Exploration”), as borrower and wholly-owned subsidiary of Yuma Energy, Inc. (the “Company”), entered into the Waiver, Borrowing Base Redetermination and Ninth Amendment (the “Amendment”) to that certain Credit Agreement dated as of August 10, 2011 (together with all amendments or other modifications, the “Credit Agreement”) with Société Générale, as Administrative Agent and Issuing Bank (the “Administrative Agent”), and each of the lenders and guarantors party thereto.

Pursuant to the Amendment, the borrowing base under the Credit Agreement was reduced from $35.0 million to $29.8 million and will automatically be reduced to $20.0 million on May 31, 2016 unless otherwise reduced by or to a different amount by the lenders under the Credit Agreement. The Amendment also provided a waiver of the financial covenant related to the maximum permitted ratio of funded debt to EBITDA for the fiscal quarter ended September 30, 2015 and any failure to comply with that financial covenant and certain other financial covenants for the fiscal quarter ended December 31, 2015. Pursuant to the Amendment, Yuma Exploration has agreed that on or before February 6, 2016, it will engage an investment bank to explore strategic options for its finances and, on or before March 31, 2016, Yuma Exploration will either enter into an underwritten commitment for additional capital in an aggregate amount sufficient for Yuma Exploration to pay any borrowing base deficiency then existing or enter into a definitive agreement for the acquisition by a third party of all or substantially all of the assets of Yuma Exploration and its subsidiaries by merger, asset purchase, equity purchase or other structure acceptable to the Administrative Agent and the lenders.

The preceding is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Waiver, Borrowing Base Redetermination and Ninth Amendment to Credit Agreement effective as of December 30, 2015, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: January 5, 2016	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Waiver, Borrowing Base Redetermination and Ninth Amendment to Credit Agreement effective as of December 30, 2015, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders and guarantors party thereto.